Exhibit 10.1

Amendment No. 2 dated June 12, 2003 to the
Credit Agreement between Cell Genesys and Fleet National Bank

Reference is made to the $60,000,000 Term Loan Facility between Cell Genesys, Inc. and Fleet National Bank, dated December 27, 2001, as amended, (the "Credit Agreement"); the Term Note in the amount of $60,000,000 dated December 27, 2001 (the "Term Note"); and the Pledge Agreement, dated as of December 27, 2001 between Cell Genesys, Inc. as Pledgor and Fleet National Bank as Lender (the "Pledge Agreement").(collectively, the "Loan Documents").

Whereas the Borrower has requested that the Bank provide it with certain amendments, the Bank and Borrower agree as follows:

  The Credit Agreement is hereby amended as follows:

  A. SCHEDULE 1 of The Credit Agreement is hereby amended as follows:

  The fourth line of Paragraph (b) of the definition of "Level One Period" shall be deleted in its entirety and replaced with the following:

  "(b) the Business Day on which a senior financial officer of the Borrower shall have delivered to the Lender a Compliance Certificate, together with the related financial statements referred to in Section 4.1(c) hereof, demonstrating in reasonable detail that the Borrower's Unrestricted Cash plus Cash pledged to Fleet National Bank shall be equal to $100,000,000 or more."

  B. The definition of "Termination Date" is hereby amended by replacing "December 31, 2007" with "January 1, 2008'.

  The Term Note is hereby amended as follows:

  A. Line 11 of Section 1 is hereby amended by replacing "December 31, 2007" with "January 1, 2008".

  B. Section 4.2 is deleted in its entirety and replaced with the following:

  "4.2 Principal. The aggregate outstanding amount of all Term Loans shall be payable in full on January 1, 2008."

  C. Section 5.2 is deleted in its entirety and replaced with the following:

  "5.2 Applicable Margin. Sixty-two-and-one-half-one-hundredths of one per cent (.625%) per annum."

Except as expressed above, all other provisions of the Loan Documents shall remain in full force and effect and Fleet National Bank retains all its rights and remedies as set forth in the Loan Documents.

In witness whereof, the parties hereto have caused this Amendment to be executed as an instrument under seal by their respective duly authorized officers as of the date first written above.

Witness:	CELL GENESYS, INC.
/s/Jennifer Cook Williams	By: /s/Matthew J. Pfeffer
Name: Jennifer Cook Williams	Name: Matthew J. Pfeffer
Title: Director, Corporate Communication and Investor Relations	Title: Vice President and CFO

Witness:	FLEET NATIONAL BANK
/s/David E. Meagher	By: /s/Kimberly Martone
Name: David E. Meagher	Name: Kimberly Martone
Title: Vice President	Title: Managing Director